                                                                        [STAMP]

                            AGREEMENT AND PLAN OF MERGER

                          HOLLINGSEAD INTERNATIONAL, INC.

                                        AND

                          HOLLINGSEAD AIRCRAFT CORPORATION


          This Agreement and Plan of Merger is made this 30th day of October, 1990, by and between Hollingsead Aircraft Corporation, an Ohio corporation ("Aircraft"), and Hollingsead International, Inc., a California corporation ("Hollingsead"; both corporations, collectively, the "Merging Corporations").

          WHEREAS, Hollingsead was incorporated under the laws of the State of California;

          WHEREAS, Aircraft was incorporated under the laws of the State of Ohio;

          WHEREAS, Aircraft owns all of the issued and outstanding capital stock of Hollingsead; and

          WHEREAS, the Directors of each of the Merging Corporations deem a merger of the corporations to be in the best interests of both;

          NOW, THEREFORE, in consideration of the covenants herein contained, the Merging Corporations, having complied with all the conditions of Sections 1701.79 and 1701.801 of the Ohio General Corporation Law and Sections 1103, 1108, and 1201 of the California General Corporation Law, have agreed and do hereby agree that Aircraft shall be and is hereby merged with and into Hollingsead, and Hollingsead shall be the surviving corporation (the "Surviving Corporation") pursuant to and upon the authority of Sections 1701.79 and 1701.801 of the Ohio General Corporation Law and Sections 1103, 1108, and 1201 of the California General Corporation Law, such merger (the "Merger") to be effective at the close of business on October 30, 1990 (the "Effective Date").

          FIRST: ARTICLES OF INCORPORATION. The Articles of Incorporation of Hollingsead shall be Articles of Incorporation of the Surviving Corporation.

          SECOND: DIRECTORS AND OFFICERS. The directors and officers of Aircraft on the date hereof shall continue as the directors and officers of the Surviving Corporation from and after the Effective Date of the Merger until their respective successors shall have been duly elected and qualified.

          THIRD: BYLAWS. The Bylaws of the Surviving Corporation shall be the Bylaws of Hollingsead as in existence immediately prior to the Effective Date.

          FOURTH: SHARES OF HOLLINGSEAD. The Common Shares, without par value, of Hollingsead shall be unaffected by the Merger.

          FIFTH: SHARES OF AIRCRAFT. Each outstanding Common Share, no par value, of Aircraft is hereby cancelled, and the rights of the holder thereof extinguished.

          SIXTH: CONTINUED AUTHORITY. The separate existence of Aircraft shall cease on the effective date set forth above and thereupon it shall be merged into Hollingsead in accordance with this Agreement, except that whenever a conveyance, assignment, transfer, deed or other instrument, or act, is necessary to vest property or rights in the Surviving Corporation, the officers of Aircraft shall execute, acknowledge and deliver such instruments, and do such acts; for such purposes, the existence of Aircraft and the authority of its officers and directors shall be deemed continued notwithstanding the Merger.

     SEVENTH: RIGHTS OF SURVIVING CORPORATION. Upon the Effective Date of the Merger and thereafter, the Surviving Corporation shall have all the rights, privileges, immunities, powers, franchises and authority, and shall be subject to all the obligations of a corporation formed under the California General Corporation Law; and all property of every description and every interest therein, and all obligations of or belonging to or due Aircraft shall thereafter be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and title to any real estate or any interest therein vested in Aircraft shall not revert or in any way be impaired by reason of the Merger. Hollingsead shall henceforth be liable for all of the obligations of the Merging Corporations; and any claim existing or action or proceeding pending by or against the Merging Corporations may be prosecuted to judgment, with the right of appeal as in other cases, as if the Merger had not taken place, or Hollingsead may be substituted in its place, and all rights and creditors of the Merging Corporations shall be preserved unimpaired, and all liens upon the property of the Merging Corporation shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Date of the Merger.

          EIGHTH: PRINCIPAL OFFICE. The principal office of Hollingsead in the State of California shall be Santa Fe Springs.

          NINTH: SERVICE OF PROCESS. Hollingsead hereby appoints the Secretary of State of the State of Ohio as its agent to accept service of process in any proceeding in the State of Ohio to enforce against the surviving corporation any obligation of Aircraft or to enforce the rights of a dissenting shareholder.

          IN WITNESS WHEREOF, the Merging Corporations have caused this Agreement and Plan of Merger to be signed in their respective corporate names by their respective officers thereunto duly authorized on the date first above written.

HOLLINGSEAD INTERNATIONAL,                   HOLLINGSEAD AIRCRAFT CORPORATION
  INC.

By: /s/ R. Jack DeCrane                      By: /s/ R. Jack DeCrane
   --------------------------------             --------------------------------
   R. Jack DeCrane                              R. Jack DeCrane, President



and By: /s/ W. Scott Seeley                       and By: /s/ W. Scott Seeley
       ----------------------------                      -----------------------
       W. Scott Seeley                                   W. Scott Seeley,
                                                            Secretary

                         ARTICLES OF INCORPORATION
                                  OF
                    HOLLINGSEAD-PRYOR ENTERPRISES, INC.
                    -----------------------------------

                            ARTICLE FIRST:

                               Name
                               ----

      The name of the corporation is HOLLINGSEAD-PRYOR ENTERPRISES, INC.

                             ARTICLE SECOND:

                                Purposes
                                --------

The corporation's purposes are:

        (a) Primarily to engage in the specific business of the engineering, design and manufacture of components for the air space industry and related industries;

        (b) To engage generally in the business of the engineering, design, manufacturing, selling, using, leasing and otherwise dealing with components for the air space industry and related industries;

        (c) To engage in any business related or unrelated to those described in clauses (a) and (b) of this Article SECOND and from time to time authorized or approved by the board of directors of this corporation;

        (d) To act as partner or joint venturer or in any other legal capacity in any transaction;

        (e)  To do business anywhere in the world; and

        (f) To have and exercise all rights and powers from time to time granted to a corporation by law.

    The above purpose clauses shall not be limited by reference to or inference from one another, but each such purpose clause shall be construed as a separate statement conferring independent purposes and powers upon the corporation.

                               ARTICLE THIRD:

                                  Location
                                  --------

     The County in the State of California where the principal office for the transaction of the business of the corporation is located in the County of Los Angeles.

                                ARTICLE FOURTH:

                             Number and Names of Directors
                             ----------------------------

        (a)  The number of directors of the corporation is three.

        (b) The names and addresses of the persons who are appointed to act as first directors are:

                KEITH W. MILLER,    305 Bank of America Building
                                    Whittier, California

                FRED A. SWIDE,      305 Bank of America Building
                                    Whittier, California

                VERA H. GREENWALT,  305 Bank of America Building
                                    Whittier, California

                              ARTICLE FIFTH:

                                  Stock
                                  -----

     The total number of shares which the corporation is authorized to issue is Twenty Five Thousand (25,000.00) shares.

        (a) The aggregate par value of said shares is Twenty Five Thousand ($25,000) Dollars and the par value of each share is One ($1.00) Dollar.

     No distinction shall exist between the shares of the corporation or the holders thereof.

     IN WITNESS WHEREOF, the undersigned and above-named incorporators and first directors of this corporation have executed these articles of incorporation on December 16, 1966.

                                          Keith W. Miller
                                          -----------------
                                          KEITH W. MILLER


                                          Fred A. Swide
                                          -----------------
                                          FRED A. SWIDE


                                          Vera H. Greenwalt
                                          -----------------
                                          VERA H. GREENWALT


STATE OF CALIFORNIA    )
                       )  ss.
COUNTRY OF LOS ANGELES )

     On December 16, 1966, before me, the undersigned, a Notary Public in and for said County and State, personally appeared KEITH W. MILLER, FRED A. SWIDE and VERA H. GREENWALT, known to me to be the persons whose names are subscribed to the foregoing articles of incorporation, and acknowledged to me that they executed the same.

     WITNESS my hand and official seal.


                                          Virginia A. Gray
                                          --------------------
                                          Notary Public in and for
                                          said County and State

                                                         Exhibit 99.22


                         CERTIFICATE OF AMENDMENT
                                    OF
                        ARTICLES OF INCORPORATION
                                    OF
                     HOLLINGSEAD-PRYOR ENTERPRISES, INC.
                     -----------------------------------

     Robert A. Hollingsead and Harold H. Benjamin certify that:

     1. They are the President and Secretary, respectively, of Hollingsead-Pryor Enterprises, Inc., a California corporation.

     2. Article FIRST of the Articles of Incorporation of said corporation shall be amended to read in full as follows:

          "Article First

                    Name
                    ----

           The name of the corporation
           is Hollingsead International, Inc."

     3.   The amendment has been approved by the Board of Directors.

     4. The amendment has been approved by the required vote of the shareholders in accordance with Section 902 of the California Corporations Code. The corporation has only one class of shares. Each outstanding share is entitled to one vote. The corporation has 1,500 shares outstanding and, hence, the total number of shares entitled to vote with respect to the amendment was 1,500. The number of shares voting in favor of the amendment exceeded the vote required, in that the affirmative vote of a majority, that is, more than 50 percent of the outstanding shares was required for approval of the amendment and the amendment was approved by the affirmative vote of 1,500 shares, or exactly 100 percent of the outstanding voting shares.



                                 /s/ Robert A. Hollingsead
                                 --------------------------------------
                                 Robert A. Hollingsead,
                                 President


                                 /s/ Harold H. Benjamin,
                                 --------------------------------------
                                 Harold H. Benjamin,
                                 Secretary

     Each of the undersigned declares, under penalty of perjury, that the matters set forth in the foregoing certificate are true and correct of his own knowledge and that this declaration was executed on February 19, 1979, at Santa Fe Springs, California.



                                 /s/ Robert A. Hollingsead
                                 --------------------------------------
                                 Robert A. Hollingsead


                                 /s/ Harold H. Benjamin
                                 --------------------------------------
                                 Harold H. Benjamin